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                           JEFFERSON-PILOT CORPORATION

                          SUBSIDIARIES OF THE REGISTRANT

                                                                    EXHIBIT 21


Subsidiaries included in Consolidated Financial Statements:
                                                                  % of Voting
                                                                   Securities
                                                  State of          Owned by
            Name and Address                    Organization       Registrant

Jefferson-Pilot Life Insurance Company         North Carolina          100
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Fire & Casualty Company        North Carolina          100
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Investments, Inc.              North Carolina          100
  100 North Greene Street, Greensboro, NC

JP Investment Management Company               North Carolina          100
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Investor Services, Inc.        North Carolina          100
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Pension Life Insurance         North Carolina          100
  Company, 100 North Greene Street,
  Greensboro, NC

Jefferson-Pilot Health Care Delivery           North Carolina          100
  Systems, Inc.
  100 North Greene Street, Greensboro, NC

Jefferson Standard Life Insurance              North Carolina          (1)
  Company, 100 North Greene Street,
  Greensboro NC

Southern Fire & Casualty Company               Tennessee               (2)
  100 North Greene Street, Greensboro, NC

Jefferson-Pilot Property Insurance             North Carolina          (2)
  Company, 100 North Greene Street
  Greensboro, NC

Jefferson-Pilot Communications                 North Carolina          100
  Company, 100 North Greene Street
  Greensboro, NC

Jefferson-Pilot Communications                 Virginia                (3)
  Company of Virginia,
  5710 Midlothian Turnpike,
  Richmond, VA




                                  F-82
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Subsidiaries included in Consolidated Financial Statements (continued):

                                                                  % of Voting
                                                                   Securities
                                                  State of          Owned by
            Name and Address                    Organization       Registrant

WCSC, Inc.                                     South Carolina          (3)
  485 East Bay Street
  Charleston, SC

Jefferson-Pilot Data Services, Inc.            North Carolina          100
  785 Crossover Lane
  Memphis, TN





(1) 100% owned by Jefferson-Pilot Life Insurance Company.
(2) 100% owned by Jefferson-Pilot Fire & Casualty Company.
(3) 100% owned by Jefferson-Pilot Communications Company.




































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